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                                                                      Exhibit 21



             SUBSIDIARIES OF AIRONET WIRELESS COMMUNICATIONS, INC.


         Name                                                 Jurisdiction of Incorporation
         ----                                                 -----------------------------

         Aironet Canada Inc.                                  Ontario, Canada

         Aironet Canada Limited                               Ontario, Canada

         Aironet S.A.                                         Belgium